Exhibit 99.1

Advent Technologies Provides Business Update

Delivers Record First Quarter 2021 Results with Revenue of $1.49 million, Exceeding Total FY 2020 Revenue and Demonstrating Increased Demand Across All Sectors

Company Continues to Work Expeditiously to Complete Previously Announced Financial Restatement and File its Amendment No. 1 to Form 10-K

Files Form 12b-25 to Extend Filing Date for First Quarter 2021 Form 10-Q

Boston, MA., May 17, 2021 – Advent Technologies Holdings, Inc. (NASDAQ: ADN) (“Advent” or the “Company”), today provided a business update as it works to complete its previously announced financial restatement and file its Amendment No. 1 to Form 10-K for the year ended December 31, 2020. The Company also announced that it has filed a Form 12b-25 to extend the filing date of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Advent continues to execute on its business plan to lead the market in the high temperature proton exchange membrane (HT-PEM) based fuel cell components and systems sector. This progress follows the successful business combination with AMCI Acquisition Corp. and Advent’s subsequent acquisition of UltraCell in the first quarter of 2021. The Company expects to report $1.49 million in revenue in the first quarter of 2021, which is a material increase to revenue reported for fiscal 2020. Additionally, Advent remains well capitalized with $124 million of cash on the balance sheet, which will allow it to continue to execute on its strategic and operational priorities. The Company expects the balance of the year to remain strong as it continues to receive interest and demand for its existing and developing technology.

Vasilis Gregoriou, Advent’s Chief Executive Officer, said: “As a public company we are moving forward at a rapid pace, bringing our HT-PEM products to new and existing markets. The fundamentals of our business remain strong and the progress that our team has made over the last three months is truly incredible. Following the successful close of our business combination with AMCI Acquisition Corp. in the first quarter, we have worked diligently to build on our efforts to grow Advent’s business and expand our revenue streams. This helped us deliver $1.49 million in revenue in the quarter – well ahead of our revenue performance for all of fiscal 2020 – driven by a strong pipeline of new business. We look forward to building on this momentum and continue with our mission to become a leading provider of fuel cell technology, helping to enable the hydrogen economy.”

The Company’s business momentum is further reinforced by recent announcements, including:

•
Significant demand increase for MEAs (Membrane Electrode Assemblies) from fuel cell developers in the mobility and stationary application markets, redox flow battery materials and engineering fees for electrochemical sensor development.

•	Increased demand for our wearable fuel cell products. Advent subsidiary, UltraCell continues its leading position in providing portable solutions to the defense and national security markets.
•
Continued development of our next-generation HT-PEM technology along with the Department of Energy. Advent, along with our partners at Los Alamos National Laboratory, Brookhaven National Laboratory and National Renewable Energy Laboratory are advancing a number of breakthrough materials for the HT-PEM market.

•	Opened its new global headquarters in Boston, a preeminent center of innovation and technology development.
•	Began plans for the construction of its new R&D and manufacturing facility in Charlestown, MA.

Financial Restatement

As previously announced on May 7, 2021 the Company has determined to restate its 2019 and 2020 financial statements in light of the U.S. Securities and Exchange Commission’s (the “SEC”) recently issued “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). This Staff Statement issued on April 12, 2021 informed market participants that warrants issued by SPACs and former SPACs may need to be reclassified as liabilities with non-cash fair value adjustments recorded in earnings at each reporting period. The Company had previously classified its issued warrants as equity. The Company currently expects that the reclassification of the warrants will have no impact on its historical liquidity, cash flows or revenues.

The Company is working diligently with its auditors in order to finalize and to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K/A”) reflecting the reclassification of the warrants for the Non-Reliance Periods as soon as practicable. The adjustments to the financial statement items for the Non-Reliance Periods will be set forth through disclosures in the financial statements included in the Form 10-K/A.

Given the time and focus dedicated to the restatement process and the completion and filing of the Company’s Form 10-K/A, the Company requires additional time to complete its customary quarterly review and reporting process and the filing of its Form 10-Q for the first quarter ended March 31, 2021. As a result, the Company has filed a Form 12b-25 with the U.S. Securities and Exchange Commission to extend the Form 10-Q filing due date from May 17, 2021 to May 24, 2021.

About Advent Technologies Holdings, Inc.

Advent Technologies Holdings, Inc. is a U.S. corporation that develops, manufactures, and assembles critical components for fuel cells and advanced energy systems in the renewable energy sector. Advent is headquartered in Boston, Massachusetts, with offices in the San Francisco Bay Area and Europe. With 120-plus patents (issued and pending) for its fuel cell technology, Advent holds the IP for next-gen high-temperature proton exchange membranes (HT-PEM) that enable various fuels to function at high temperatures under extreme conditions – offering a flexible ‘Any Fuel. Anywhere’ option for the automotive, maritime, aviation and power generation sectors.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including the Company’s plans and expectations with respect to its operating and financial performance for the remainder of 2021, the increased demand for its wearable fuel cell products, the continued development of its next-generation HT-PEM technology alongside the Department of Energy, the advancement of potential breakthrough materials for the HT-PEM market, the opening of its new manufacturing facility and headquarters in Boston, the expected impact of the accounting changes and the restatement on the Company’s prior and future financial statements, financial position and results of operations, and the Company’s expected ability and timing of its filing of its Form 10-K/A and its Form 10-Q for the first quarter ended March 31, 2021 with the SEC. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to realize the benefits from the business combination; the Company’s ability to maintain the listing of the Company’s common stock on Nasdaq; future financial performance; public securities’ potential liquidity and trading; impact from the outcome of any known and unknown litigation; ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures; future mix of revenue and effect on gross margins; attraction and retention of qualified directors, officers, employees and key personnel; ability to compete effectively in a competitive industry; ability to protect and enhance our corporate reputation and brand; expectations concerning our relationships and actions with our technology partners and other third parties; impact from future regulatory, judicial and legislative changes to the industry; ability to locate and acquire complementary technologies or services and integrate those into the Company’s business; future arrangements with, or investments in, other entities or associations; and intense competition and competitive pressure from other companies worldwide in the industries in which the Company will operate; and the risks identified under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2021, as well as the other information we file with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Contact

Advent Technologies Holdings, Inc.
Elisabeth Maragoula
emaragoula@advent.energy

Sloane & Company
Joe Germani / James Goldfarb
jgermani@sloanepr.com / jgoldfarb@sloanepr.com

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